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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Tesoro Petroleum Corporation on Form S-3 of our report dated January 28, 1998, appearing in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


San Antonio, Texas
May 4, 1998